UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 25 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Performance Unit Plan

On February 6, 2014 the Board of Directors (the “Board”) of Omega Protein Corporation (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Committee”), approved the Omega Protein Corporation 2014 Cash Incentive Performance Unit Plan (the “Performance Unit Plan”), which was effective February 6, 2014. The Performance Unit Plan will be administered by the Committee. Under the Performance Unit Plan, the Committee may grant Performance Units to eligible employees of the Company and its affiliates. The Company believes that the Performance Unit Plan will enable it to obtain and retain the services of employees by encouraging their commitment, motivating their superior performance by means of long-term performance related incentives, encouraging and providing them with a program that links and aligns their personal interests to those of the Company’s stockholders, attracting and retaining them by providing competitive incentive compensation opportunities, and enabling them to share in the long-term growth and success of the Company.

This description of the Performance Unit Plan is qualified in its entirety by reference to the Performance Unit Plan, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

The Performance Units provide for a cash incentive award, the amount of which will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index (the “Peer Group”) during that same period. The value of the Performance Units will be measured based on the Company’s performance in each of the three following periods: (i) February 6, 2014 (date of Performance Unit Plan adoption) to December 31, 2014, (ii) January 1, 2015 to December 31, 2015, and (iii) January 1, 2016 to December 31, 2016. One third of the Performance Units granted to an employee will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash bonus based on the value of his or her Performance Units earned for that calendar year. Accrued cash bonuses for all three years will be paid within 60 days after the end of the performance period which will be December 31, 2016.

The comparison of the Company’s TSR to the Peer Group TSR will generate a percentage that will relate to one of four quartiles: i) less than 25%, ii) 25% up to 50%, iii) 50% up to 75%, and iv) greater than 75%.

That quartile will determine the value of a Performance Unit as set forth below:

	Company Comparison to Peer Group	Value of a Performance Unit
Maximum	75th % Quartile	$2.00
Target	50th % Quartile	$1.00
Threshold	25th % Quartile	$0.50
Below Threshold	< 25th % Quartile	$0

Payments between quartiles will be interpolated, unless the Company’s TSR is below the 25th quartile, in which case no payment would be made, or unless the Company’s TSR is above the 75th quartile in which case the value of the Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the Performance Unit for that period would be capped at $1.00.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Company’s common stock for the last 25 trading days of the applicable performance period, less the average closing price of the Company’s common stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the Company’s common stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Peer Group on the same basis as TSR is calculated for the Company.

If any Performance Units are earned for the completed performance period, the employee will accrue such units until the end of the three year performance period. At the end of the three year performance period, the employee will be paid within 60 days following the end of the three year performance period, a cash amount equal to that employee’s number of Performance Units earned for each one year period multiplied by the value of the Performance Units for that corresponding one year period, as set forth in the above chart (subject to the employee’s continuing employment through the payment date, except that payment will still be made in the case of an employee’s separation from service due to his or her death or disability with respect to Performance Units that have been earned for a Performance Unit Plan year prior to the date of such separation which will be paid within 30 days after the date of separation due to disability or death).

Upon a Change in Control (as defined in the Performance Unit Plan) prior to the expiration of the performance period or prior to the payment date, the Performance Units that have been earned for completed years of the performance period will be paid no later than 30 days after the date of the Change in Control, and for incomplete calendar years the earning of the remaining Performance Units granted to a Participant will be accelerated as of the date of the Change in Control and valued at the target value as provided in the chart above and such amounts will be paid no later than 30 days after the date of the Change in Control.

On February 6, 2014, the Committee awarded the following grants of Performance Units under the Performance Unit Plan to the Named Executive Officers in the Company’s Proxy Statement for its 2013 Annual Meeting of Stockholders (“NEOs”) listed below:

Officer	Title	Number of Performance Units	Value of Performance Units if Threshold Goal is Achieved	Value of Performance Units if Target Goal is Achieved	Value of Performance Units if Maximum Goal is Achieved
Bret D. Scholtes	Chief Executive Officer and President	280,000	$140,000	$280,000	$560,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	130,000	$65,000	$130,000	$260,000
John D. Held	Executive Vice President, General Counsel and Secretary	120,000	$60,000	$120,000	$240,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	120,000	$60,000	$120,000	$240,000
Matthew W. Phillips	Chief Commercial Officer – Human Nutrition Division	78,400	$39,200	$78,400	$156,800

Restricted Stock Awards

On February 6, 2014 the Committee awarded the following grants of restricted common stock under the Company’s 2006 Long-Term Incentive Plan to the NEO’s listed below:

Officer	Title	Number of Shares	Fair Market Value of Shares on Date of Grant
Bret D. Scholtes	Chief Executive Officer and President	27,027	$280,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	12,548	$130,000
John D. Held	Executive Vice President, General Counsel and Secretary	11,583	$120,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	11,583	$120,000
Matthew W. Phillips	Chief Commercial Officer – Human Nutrition Division	7,567	$78,400

These shares will vest in one-third increments on the anniversaries of the date of grant and have a value of $10.36 per share, the Fair Market Value (as defined in the 2006 Long-Term Incentive Plan) on the date of grant. The grants were made pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.2.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Cash Bonuses

On February 6, 2014, the Committee approved the following discretionary cash bonuses in connection with 2013 performance to be paid to the NEO’s listed below:

Officer	Title	Cash Bonus
Bret D. Scholtes	Chief Executive Officer and President	$675,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$378,000
John D. Held	Executive Vice President, General Counsel and Secretary	$348,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	$348,000
Matthew W. Phillips	Chief Commercial Officer – Human Nutrition Division	$220,000

Base Salaries

On February 6, 2014, the Committee increased the base salaries of the following NEOs as follows, effective as of January 1, 2014:

Officer	Title	2014 Base Salary
Bret D. Scholtes	Chief Executive Officer and President	$550,000
John D. Held	Executive Vice President, General Counsel and Secretary	$325,000
Dr. Mark E. Griffin	President – Animal Nutrition	$325,000

Item 8.01     Other Events

On February 6, 2014, the Board adopted stock ownership requirements for senior management and independent directors because it believes these executives will more effectively pursue the long-term interests of the Company's shareholders if they are shareholders themselves. The following table provides the Company’s current share ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Corporate Governance and Nominating Committee will review annually the share ownership requirements and where executives stand against their respective requirements. Once an executive becomes subject to the share ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

10.1 Omega Protein Corporation 2014 Cash Incentive Performance Unit Plan

10.2 Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: February 12, 2014	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary